Exhibit 23.1

                CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the use in this Registration Statement on Form SB-2 of our report dated November 2, 1999 relating to the financial statements of Single Source Financial Services Corporation (formerly named Ream Printing Paper Corp.), for the fiscal year ended October 31, 1999 and the reference to our firm under the caption "Experts" in the accompanying Prospectus.


                                  ________________________________
                                  Rotenberg & Company, LLP
                                  Certified Public Accountants

Rochester, New York
November 16, 2000


         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Single Source Electronic Transactions, Inc.
10780 Santa Monica Blvd., Suite 240
Los Angeles, California 90025



We consent to the use in this Registration Statement of Single Source Electronic Transactions, Inc., on Form SB-2 of our report dated January 17, 2001 and to the reference to us under the headings "Experts."



ss/ Jonathon P. Reuben C.P.A.

Jonathon P. Reuben, C.P.A.
An Accountancy Corporation
Torrance, CA 90505
January 31, 2001


        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Single Source Financial Services Corporation.
10780 Santa Monica Blvd., Suite 240
Los Angeles, California 90025



We consent to the use in this Registration Statement of Single Source Financial Services Corporation., on Form SB-2 of our report dated January 31, 2001 and to the reference to us under the headings "Experts."



ss/ Jonathon P. Reuben C.P.A.

Jonathon P. Reuben, C.P.A.
An Accountancy Corporation
Torrance, CA 90505
January 31, 2001


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